Exhibit 99.1

AAON Announces Executive Leadership Appointments

TULSA, OK, January 4, 2022 – AAON, Inc. (NASDAQ: AAON) (“AAON” or the “Company”), announced that its Board of Directors elected Gene Stewart as Executive Vice President of AAON, Inc., effective January 1, 2022. In addition, the Board of Directors of the Company’s wholly-owned subsidiary, AAON Coil Products, Inc. (“AAON Coil Products”), has elected Doug Wichman as Executive Vice President of AAON Coil Products, also effective January 1, 2022.

Mr. Stewart has served as President of AAON Coil Products, based in Longview, Texas, from April 2020 until December, 2021. Prior to April 2020, Mr. Stewart served as President of North Texas Farm & Garden, a power equipment business specializing in Commercial and Residential equipment located in Lewisville, Texas. Mr. Stewart also previously served as the Aftermarket Business Leader – Parts and Warranty Service for AAON from January 2013 through January 2015. Mr. Stewart was the Parts Sales and Distribution Leader for Texas AirSystems from April 2009 through 2012 and prior to that spent over 15 years in several positions at Trane, including Parts Distribution and LCU Equipment Sales. He has a BA in Management and Marketing from the University of Texas at Arlington.

Mr. Wichman has been with the Company since 2013. Prior to this promotion, he most recently served as AAON’s Director of Manufacturing in Tulsa, and prior to that held several roles, including Plant Manager from 2017 to 2018 and Manufacturing Engineer from 2013 to 2017. Mr. Wichman has extensive knowledge and experience with all aspects of AAON’s manufacturing processes. He earned his BA in Mechanical Engineering from Montana Tech and MBA from the University of Montana.

Gary D. Fields, CEO and President, said, “I am very pleased to announce Gene’s and Doug’s promotions. These promotions are an ideal step in our ongoing succession planning process. Both Gene and Doug have been an integral part of the development and successful execution of our business plan and I very much look forward to continuing working with them as they step into their new roles.”

About AAON

AAON, Inc. is engaged in the engineering, manufacturing, marketing and sale of air conditioning and heating equipment consisting of standard, semi-custom and custom rooftop units, chillers, packaged outdoor mechanical rooms, air handling units, makeup air units, energy recovery units, condensing units, geothermal/water-source heat pumps, coils and controls. Since the founding of AAON in 1988, AAON has maintained a commitment to design, develop, manufacture and deliver heating and cooling products to perform beyond all expectations and demonstrate the value of AAON to our customers. For more information, please visit www.AAON.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “should”, “will”, and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligations to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that could cause results to differ materially from those in the forward-looking statements include (1) the timing and extent of changes in raw material and component prices, (2) the effects of fluctuations in the commercial/industrial new construction market, (3) the timing and extent of changes in interest rates, as well as other competitive factors during the year, and (4) general economic, market or business conditions.

Contact Information
Joseph Mondillo
Director of Investor Relations
Phone: (617) 877-6346
Email: joseph.mondillo@aaon.com